UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

June 17, 2011

Verigy Ltd.

(Exact name of registrant as specified in its charter)

Singapore	000-52038	N/A
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Verigy Ltd.

No. 1 Yishun Ave. 7

Singapore 768923

(Address of principal executive offices, including zip code)

+65 6755-2033

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

Verigy Ltd. (“Verigy”) and Advantest Corporation (“Advantest”) jointly announced on June 19, 2011 and June 20, 2011, respectively, that at a court meeting of Verigy’s shareholders held on June 17, 2011, the shareholders approved the proposed acquisition of Verigy by Advantest, pursuant to which Advantest will acquire all outstanding Verigy ordinary shares in accordance with the terms of the implementation agreement dated March 28, 2011 between Advantest and Verigy. The transaction will be effective upon the occurrence of certain conditions, such as the approval of Singapore High Court and the registration of the court order with the Accounting and Corporate Regulatory Authority of Singapore. The companies expect to close the transaction in early July 2011.

A copy of the joint press release issued by Verigy and Advantest on June 19, 2011 and June 20, 2011, respectively, is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Joint press release by Verigy Ltd. and Advantest Corporation, issued on June 19, 2011 and June 20, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Verigy Ltd.

By:	/s/ MARGO M. SMITH
Margo M. Smith, Executive Vice President & General Counsel

Date: June 20, 2011